UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 3)
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 27, 2010

NVE Corporation
(Exact name of registrant as specified in its charter)

Minnesota	000-12196	41-1424202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11409 Valley View Road, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 829-9217

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This Amendment No. 3 to Form 8-K is being filed to disclose an amendment to an agreement between us and Agilent Technologies, Inc.

Item 1.01 Entry into a Material Definitive Agreement

General Information
     Under an agreement dated September 27, 2001 between us and Agilent, Avago Technologies Trading Ltd. distributes versions of certain of our couplers under its brand. The Agreement was amended October 18, 2002 and June 27, 2007.

Description of the Terms of the Amendment
     Effective as of June 27, 2010 we executed Amendment No. 3 to the Agreement, which extends the Agreement term through June 27, 2013 and assigns the Agreement to Avago. The Amendment is filed as Exhibit 10.6 to this Current Report on Form 8-K/A.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date June 28, 2010	NVE CORPORATION (Registrant) /s/ CURT A. REYNDERS Curt A. Reynders Chief Financial Officer

INDEX TO EXHIBITS

Exhibit #	Description

10.1+	Agreement between the company and Agilent Technologies, Inc. dated September 27, 2001 (incorporated by reference to our Quarterly Report on Form 10-QSB for the period ended September 30, 2001).
10.2	Amendment No. 1 dated October 18, 2002 to Agreement between the company and Agilent Technologies, Inc. (incorporated by reference to our Quarterly Report on Form 10-QSB for the period ended December 31, 2002).

10.3	Notification from Agilent Technologies of planned sale of Agilent’s Semiconductor Product Group (incorporated by reference to our Current Report on Form 8-K filed October 19, 2005).
10.4	Report of completion of the divestiture of Agilent’s Semiconductor Products business (incorporated by reference to our Current Report on Form 8-K/A filed December 6, 2005).
10.5+	Amendment No. 2 dated September 10, 2007 to Agreement between the company and Agilent Technologies, Inc. (incorporated by reference to our Current Report on Form 8-K/A filed September 10, 2007).
10.6	Amendment No. 3 dated June 27, 2010 to Agreement between the company and Agilent Technologies, Inc. (filed with this Current Report on Form 8-K/A).

+Confidential portions of this exhibit were deleted and filed separately with the SEC under a request for confidential treatment pursuant to Rule 24b-2 or Rule 406.